Exhibit 15 (b)

May 14, 2001

Public Service Company of Colorado:

    We are aware that Public Service Company of Colorado has incorporated by reference in its Registration Statement (Form S-3, File No. 33-37431) as amended on Dec. 4, 1990, pertaining to the shelf registration of Public Service Co. of Colorado's First Mortgage Bonds; its Registration Statement (Form S-3, File No. 33-51167) pertaining to the shelf registration of Public Service Co. of Colorado's First Collateral Trust Bonds; its Registration Statement (Form S-3, File No. 33-54877) pertaining to the shelf registration of Public Service Co. of Colorado's First Collateral Trust Bonds and Cumulative Preferred Stock and its Registration Statement (Form S-3, File No. 333-81791) pertaining to the shelf registration of Public Service Co. of Colorado's Senior Debt Securities, its Form 10-Q for the quarter ended March 31, 2001, which includes our report dated May 14, 2001, covering the unaudited consolidated financial statements contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

                      Very truly yours,

                      ARTHUR ANDERSEN LLP

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